UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2022
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HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood St., Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note

On July 5, 2022, HF Sinclair Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the appointment of Rhoman J. Hardy to the Board of Directors (the “Board”) of the Company.

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the disclosure provided under Item 5.02 in the Original Form 8-K to include an additional disclosure regarding Mr. Hardy’s committee assignments on the Company’s Board. This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Form 8-K.

Capitalized terms used herein but not defined herein have the meanings given to such terms in the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in the Original Form 8-K, the Board appointed Rhoman J. Hardy to serve as a member of the Board, effective as of July 2, 2022. On August 31, 2022, Mr. Hardy was appointed to serve as a member of the Finance Committee and the Environmental, Health, Safety, and Public Policy Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:    /s/ Vaishali S. Bhatia
Name:    Vaishali S. Bhatia
Title:    Senior Vice President, General Counsel and Secretary

Date:August 31, 2022